UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Scott’s Liquid Gold-Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held June 22, 2023

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 9:00 a.m., Mountain Time, on June 22, 2023 at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111 for the purpose of considering and acting on the following:

1. elect three directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. approve, on an advisory basis, named executive officer compensation; and

3. transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

Our Board of Directors has fixed the close of business on April 26, 2023, as the record date for determining our shareholders entitled to notice of, and to vote at, our Annual Meeting. Only shareholders of record on the April 26, 2023 record date are entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting in person, you must pre-register in advance. To pre-register, please follow the instructions on page 18 in the accompanying Proxy Statement.

Your vote is important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting by Internet or telephone by following the instructions provided on the enclosed proxy card.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on June 22, 2023 or any adjournment or postponement thereof: The Proxy Statement for the Annual Meeting, the form of proxy card and the Annual Report on Form 10-K for the year ended December 31, 2022 are available at the Company’s website at www.slginc.com under the “Investor Relations” tab.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David M. Arndt

Corporate Secretary

Denver, Colorado

April 28, 2023

THE FORM OF PROXY CARD IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 22, 2023

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Mountain Time, on June 22, 2023 at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, or any adjournment(s) or postponement(s) thereof. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to the shareholders of the Company on or about April 28, 2023.

If you plan to attend the Annual Meeting in person, you must pre-register in advance. To pre-register, please follow the instructions on page 18 below.

Any shareholder signing and mailing the enclosed proxy card may revoke it at any time before it is voted by giving written notice of the revocation addressed to the Company’s Corporate Secretary, Scott’s Liquid Gold-Inc., 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, delivering a later executed proxy card before the meeting or voting in person at the meeting. If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, you should contact the Company’s Corporate Secretary by telephone at (303) 373-4860.

All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock (“Common Stock”). Each share of the Company’s Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On April 26, 2023, the record date for shareholders entitled to vote at the meeting, the Company had 12,797,423 shares of its Common Stock issued and outstanding.

When a quorum is present, in the election of directors, those three nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent the failure to vote for an individual nominee results in another nominee receiving a larger number of votes in a contested election. With respect to any other matter, unless a greater number of votes are required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for such other matters, if any, so long as a quorum is present.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board proposes that, Rimmy Malhotra, Tisha Pedrazzini, and Daniel J. Roller be elected as directors of the Company, to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Our Board has fixed the number of directors on our Board at three, in accordance with the provisions of the Company’s Bylaws.

Unless contrary instructions are given, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees for director named above. If, at the time of the meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote will vote for such substitute nominee or nominees, if any, as they determine in their discretion.

Our Board unanimously recommends using the enclosed proxy card to vote “FOR” each of the Board’s three nominees.

If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age	Director Since	Positions Held

Rimmy Malhotra	48	2021

Mr. Malhotra is the Founder, President, and Chief Investment Officer of Nicoya Capital Management, LLC, an investment partnership focused on small capitalization companies whose partners include family offices, entrepreneurs, and high net-worth individuals. He currently serves as a Director and Vice Chairman of HireQuest Inc. (Nasdaq: HQI), an asset light staffing franchisor, Director of Optex Systems (OTC: OPXS), an optical systems manufacturer, and a Director of Infusystem, a healthcare service provider specializing in infusion pumps and related products. He is the Chair of Optex Systems’ Compensation Committee and sits on its Audit Committee. He holds an M.B.A. from the Wharton School in Finance, an M.A. in International Affairs from the University of Pennsylvania where he is a Lauder Fellow, and a B.S. & B.A. in Computer Science and Economics from Johns Hopkins University.

Mr. Malhotra brings to the board extensive corporate governance and public company director experience and qualifies as a financial expert.

Tisha Pedrazzini	47	2021

Ms. Pedrazzini began serving as interim co-President of the Company in April 2021, and was named President in October 2021. Ms. Pedrazzini is the Founder and Chief Innovation Officer of Pedrazzini Consulting, LLC, a consulting firm that advises clients on brand transformation, innovative growth, and organization optimization. Prior to founding TSP, Ms. Pedrazzini was President at The Integer Group/TBWA, where she oversaw all aspects of building and growing the agency. She led a team of over 400 agency partners across five offices, working with sales and marketing leadership teams across many Fortune 500 clients to deliver advertising, big idea development, go-to-market strategies, and digital, eCommerce, DTC, social media, and consumer insights for existing and emerging brands. She holds a B.S. in Marketing and Biology from the University of Colorado.

Ms. Pedrazzini brings to the Board extensive sales and marketing, brand development and strategic planning experience.

Daniel J. Roller	42	2021

Mr. Roller is the Founder, President, and Chief Investment Officer of Maran Capital Management, LLC, a Denver-based investment firm he founded in 2015. Maran Capital is focused on making concentrated, fundamentally driven, long-term oriented investments in publicly traded small capitalization companies. Mr. Roller has 20 years of investment research and management experience and has advised numerous public and private companies on topics such as M&A, capital allocation, corporate governance, and strategy. Mr. Roller holds a B.S.E. in Electrical Engineering and Computer Science from Duke University.

Mr. Roller brings to the board extensive experience in finance and investment management.

All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board are shown below under “Directors’ Meetings and Committees.”

There are no family relationships among the executive officers or directors of the Company. In January 2021, Mr. Malhotra, Ms. Pedrazzini, and Mr. Roller were nominated as directors, pursuant to an agreement between the Company and Maran Capital Management, which agreement has now expired.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these three nominees for director. Because director nominees must receive a plurality of the votes cast at the Annual Meeting, a vote withheld from a particular nominee or from all nominees, abstentions, or broker non-votes will have no impact in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THESE THREE DIRECTOR NOMINEES

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any particular component of any compensation package, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement under the heading entitled “Executive Compensation.”

The Company’s compensation packages for its executive officers are designed to enable the Company to recruit, retain and motivate its officers, to synchronize executive compensation with the Company’s performance, to motivate executive officers to achieve the Company’s business objectives, to provide performance incentives and minimize undue risk to the Company. The Board believes that the Company’s approach to compensating its executive officers, as described in this Proxy Statement, effectively accomplishes these objectives.

Vote Required

The say-on-pay proposal is advisory and non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. Although the say-on-pay vote is non-binding, the Board will review and consider the voting results when making future executive compensation decisions. Our executive compensation will be approved, on an advisory basis, if the votes cast by shareholders in favor of advisory approval exceed those votes cast in opposition of advisory approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE EXECUTIVE COMPENSATION

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board’s role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the primary risks of the Company’s business, and the implementation by management of appropriate systems to address such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors. When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.

Although the Company is not listed on NASDAQ or any other exchange, the Board has elected to apply NASDAQ’s definition of independence to the Board.

All members of the Board, other than Ms. Pedrazzini, who is an executive officer of the Company, are independent. Mr. Roller, who is an independent director, serves as Chairperson of the Board. Because Mr. Roller is independent, the Company does not have a lead independent director position.

EXECUTIVE OFFICERS

The Company has two executive officers: Mr. Arndt and Ms. Pedrazzini. During 2022, Mr. Hyman served as an executive officer but retired in January 2023. Biographical information regarding Ms. Pedrazzini is stated above under “Proposal 1 - Election of Directors.” Biographical information concerning Mr. Arndt and Mr. Hyman is as follows:

David M. Arndt, 38, began serving as Chief Financial Officer, Principal Accounting Officer, Treasurer and Corporate Secretary in October 2021. Mr. Arndt was employed by the Company beginning in 2017, serving as the VP of Finance of the Company since April 2021 and, prior to that, serving as Director of FP&A and Treasury, Controller, and Director of Financial Reporting. Before joining the Company, Mr. Arndt was employed by EKS&H LLLP (now Plante & Moran, PLLC) for seven years, serving in a number of positions, including Audit Manager, and serving several clients in the manufacturing and consumer products industries.

Michael B. Hyman, 64, has been employed by the Company as Executive Vice President of Sales, but he resigned from the Company effective January 27, 2023. He joined the company as Senior Vice President of Sales in 2013. Prior to joining the Company, Mr. Hyman served as an independent sales and marketing consultant from August 2012 through December 2012, Vice President of Sales OOK Division for the Hillman Group from December 2011 through July 2012, and Vice President of Sales for Impex Systems Group from August 2007 through December 2011.

The executive officers of the Company are approved annually and serve as determined by the Board.

DIRECTORS’ MEETINGS AND COMMITTEES

During the year ended December 31, 2022, the Board had four regular meetings, held concurrently with Compensation Committee meetings and Governance and Nomination Committee meetings, and four Audit Committee meetings. No member of the Board attended fewer than 75% of the meetings of the Board or of committees for which such member served during the year ended December 31, 2022. The independent members of the Board met without management present at least once each quarter and the Board Chairperson served as chair for such meetings.

Audit Committee

The Audit Committee’s primary responsibilities include appointing the independent auditor for the Company, pre-approving all audit and non-audit services, overseeing the implementation of new accounting standards, approving related party transactions and assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee consists of two directors, Mr. Malhotra (Chairperson), and Mr. Roller, each of whom is independent. During 2022, the members of the audit committee were Mr. Malhotra (Chairperson), Mr. Roller, and Ms. Bailey until her resignation from the Audit Committee on May 31, 2022. Mr. Malhotra has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the Securities and Exchange Commission (the “SEC”).

Compensation Committee

The primary responsibilities of the Compensation Committee include, without limitation, overseeing the development of a compensation philosophy for the Company, reviewing the compensation packages for executive officers and engaging and overseeing compensation consultants and advisers. The Compensation Committee also determines the fees paid to the non-employee directors, with input from the Company’s executive officers. During 2022, the Compensation Committee consisted of three independent directors; Mr. Malhotra (Chairperson) and Mr. Roller and Ms. Bailey, until her resignation on May 31, 2022.

Governance and Nominating Committee

The primary responsibilities of the Governance and Nominating Committee (the “GNC”) include, without limitation, determining the appropriate composition of the Board, developing criteria for director nominees, assisting with identifying, interviewing, and recruiting director candidates, reviewing and considering shareholder recommended candidates, annually presenting to the Board a list of nominees for election to the Board, conducting Board and committee evaluations and reviewing the Company’s overall governance structure and charter documents. The GNC may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. The GNC met quarterly in 2022 and consists of two directors, Mr. Malhotra and Mr. Roller, each of whom is independent.

In considering an incumbent director whose term of office is to expire, the GNC reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The GNC is authorized to engage a professional search firm to locate potential director nominees but has not done so.

The GNC seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly experience relevant to consumer products, personal integrity, diverse backgrounds and who meet such other criteria as may be determined by the GNC. While the Company and the GNC value a diversity of viewpoints and backgrounds, the GNC does not have a formal policy regarding the consideration of diversity in identifying director nominees.

The GNC will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date set forth in the Company’s Bylaws and the rules of the SEC then in effect. See “Shareholder Proposals and Director Nominations” below.

Committee Charters

Each of the committees described above (Audit Committee, Compensation Committee and GNC) operate under a written charter adopted by the Board, a copy of which is available at the Company’s website at www.slginc.com; provided that the Company does not incorporate by reference herein information presented at such website.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. All directors who were then serving attended the Company’s most recent annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board values open dialogue with shareholders and encourages shareholder participation at the Company’s annual meeting each year. The Board believes that, in appropriate cases, Board-level participation in individual or group meetings with shareholders on matters of significance can be an effective means of promoting mutual understanding and enabling the Board to be informed as to shareholder perspectives.

Shareholders who wish to meet with Board members should send a request to the attention of the Audit Committee Chair of the Company at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111. Any shareholder request should:

• explain whether the person(s) making the request is (are) a shareholder or a representative of shareholders and the level of shareholdings held or represented;

• identify the persons wishing to attend the meeting;

• provide a description of the topics proposed to be discussed; and

• describe any intention or arrangements for communicating the nature and results of the meeting to other persons or groups.

The Board has the right to decline requests for any meetings requested by shareholders for any reason it deems appropriate, including where the proposed topics are not appropriate and in order to limit the number of such meeting requests to a reasonable level and prioritize acceptances based on the interests of all shareholders. The full text of the Company’s Shareholder Engagement Policy is available at the Company’s website at www.slginc.com; provided that the Company does not incorporate by reference herein information presented at such website.

CODE OF BUSINESS CONDUCT AND ETHICS POLICY

The Company has a Code of Business Conduct and Ethics Policy (“Code of Conduct”) that reflects long-standing positions of the Company and contains additional provisions that address the Company’s expectations relating to ethical business conduct. The Code of Conduct applies to all employees, including executive officers, and to directors. The Code of Conduct concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, trading restrictions imposed on persons who are aware of material non-public information, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A copy of the Code of Conduct may be obtained free of charge at the Company’s website at www.slginc.com; provided that the Company does not incorporate by reference herein information presented at such website.

HEDGING POLICY

The Company’s directors and officers are prohibited from engaging in short sales of Company securities, trading in derivatives of Company securities (such as “put” or “call” options), holding Company securities in a margin account, pledging Company securities as collateral for a loan, or entering into hedging or monetization transactions or similar arrangements with respect to Company securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 26, 2023 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than five percent of our Common Stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. As of April 26, 2023 we had 12,797,423 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Mark E. Goldstein 5160 South Hanover Way Englewood, CO 80111	2,584,538	(2)	20.2%
Maran Capital Management, LLC Daniel J. Roller 250 Fillmore St, Suite 150 Denver, Colorado 80206	1,620,070	(3)	12.7%
Aaron Granovitz 2460 Park Ave Hermosa Beach, CA 90254	790,067	(4)	6.2%
1060 Capital, LLC Brian Gustavson 210 University Blvd. Suite 330 Denver, CO 80206	736,148	(5)	5.8%
Michael B. Hyman	148,754	(6)	*
David M. Arndt	17,914	(6)	*
Tisha Pedrazzini	15,000		*
All Directors and executive officers as a group	1,801,738	(6)	14.1%

* Less than 1%.

(1) Beneficial owners listed have sole voting or disposition power with respect to the shares shown unless otherwise indicated.

(2) As reported on Form 4 filed with the SEC on April 5, 2022 by Mark E. Goldstein.

(3) As reported on Schedule 13D/A filed with the SEC on January 7, 2021 by (i) Maran Partners Fund, LP, a Delaware limited partnership (“MPF”), (ii) Maran Capital Management, LLC, a Delaware limited liability company (“MCM”), (iii) Maran Partners GP, LLC, a Delaware limited liability company (“MPGP”), (iv) Maran SPV GP, LLC, a Colorado limited liability company ("MSGL"), (v) Maran SPV, LP, a Delaware limited partnership ("MSL"), and (vi) Mr. Roller. Mr. Roller is the managing member of MCM and the managing member of MPGP, which is the general partner of MPF and managing member of MSGL, and MSGL is the general partner of MSL.

(4) As reported on Schedule 13D/A filed with the SEC on March 14, 2023 by (i) Aaron Granovitz ("Mr. Granovitz"); (ii) Entertainment Enterprises Defined Benefit Plan ("EEDBP"); and (iii) AMG 401K Trust ("AMG"). Mr. Granovitz is the sole trustee and beneficiary of EEDBP and AMG.

(5) As reported on Schedule 13D/A filed with the SEC on February 14, 2023 by 1060 Capital, LLC; 1060 Capital Management, LLC; Brian Gustavson.

(6) For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable currently or within 60 days of April 26, 2023: 75,000 for Mr. Hyman; 7,536 for Mr. Arndt, and 82,536 for directors and executive officers as a group.

EXECUTIVE COMPENSATION

The Company’s compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented group of people who contribute to the Company’s success. The packages are also intended to synchronize executive compensation with the Company’s performance, motivate executive officers to achieve the Company’s business objectives, provide performance incentives and minimize undue risk to the Company. In 2022, the Company’s President provided input regarding compensation packages of the executive officers other than herself.

In determining the executive compensation presented, the Committee considered, among other things, the following matters:

Overview

• The objectives of the Company’s compensation program;

• What the compensation program is designed to reward;

• Each element of compensation;

• How the Company determines the amount (and, where applicable, the formula) for each element; and

• How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Specific Factors

• Services performed and time devoted to the Company by the executive;

• Amounts paid to executives in comparable companies;

• The size and complexity of the Company’s business;

• Successes achieved by the executive;

• The executive’s abilities;

• The executive’s tenure;

• The Company’s financial results;

• Prevailing economic conditions;

• Compensation paid to other employees of the Company; and

• The amount previously paid to the executive.

The Compensation Committee also takes into account the results of the previous say-on-pay proposals, which includes the most recent favorable vote of 55% of the votes cast.

In March 2022, the Company awarded 15,000 shares of common stock to Ms. Pedrazzini, all of which vested upon issuance.

In November 2021, the Company awarded RSUs to certain executive officers, one third of which vest on each anniversary of issuance until fully vested, in the following amounts: 23,750 to Mr. Hyman and 17,500 to Mr. Arndt.

The Compensation Committee has adopted a cash based annual incentive plan pursuant to which the named executive officers could achieve cash bonuses based on both individual and Company performance; however, the Company did not achieve the performance targets for the year ended December 31, 2022. In recognition of their efforts in maintaining sufficient capital during a challenging operating environment in order to position the company for future growth, Ms. Pedrazzini and Mr. Arndt each received cash bonuses of $15,000, respectively, which were awarded in March 2022. The Compensation Committee has established specific targets for the 2023 annual incentive plan and will use its discretion to make awards to members of the management team based on individual and Company performance.

The following Summary Compensation Table shows the annual and other compensation of the named executive officers of the Company during the year ended December 31, 2022, for services in all capacities provided to the Company and its subsidiaries for the past two years.

SUMMARY COMPENSATION TABLE

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All Other Compensation	Total
Position	Year	$	$	$	$(1)	$	$	$(2)	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tisha Pedrazzini	2022	240,000	15,132	17,700	—	—	—	—	272,832
President	2021	166,154	—	—	—	—	—	—	166,154
David M. Arndt	2022	205,000	15,132	—	—	—	—	—	220,132
Chief Financial Officer, Treasurer, and Corporate Secretary	2021	166,166	14,000	9,090	—	—	—	—	189,256
Michael B. Hyman	2022	197,055	132	—	—	—	—	—	197,187
Executive Vice President of Sales	2021	242,208	—	20,558	—	—	—	20,612	283,378
Mark E. Goldstein	2022	—	—	—	—	—	—	—	—
Former Chairman of the Board, President and Chief Executive Officer	2021	291,833	—	—	—	—	—	8,407	300,240

(1) Amounts shown in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair value of stock awards and stock options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For information on the valuation assumptions for the stock options, please refer to Note 1 of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and included with this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the officers in the future.

(2) Certain details for “All Other Compensation” for 2022 and 2021 are summarized in the table below.

	Mark E. Goldstein		Michael B. Hyman
	2022	2021	2022	2021
Medical plan (1)	$-	$8,407	$-	$20,612
Total other compensation	$-	$8,407	$-	$20,612

(1) In addition to group life, health, hospitalization, and medical reimbursement plans which are generally available to all employees, during reported periods the Company had a plan which provided for additional medical coverage of not more than $50,000 per year for each of the Company’s executive officers. Beginning in January 2022, the Company no longer provides this medical plan.

STOCK PLANS

The Company’s 2015 Equity and Incentive Plan (the “2015 Plan”) includes 2,000,000 authorized common shares and provides for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restrictive stock or restrictive stock units, performance share awards and performance compensation awards. Eligible persons under the 2015 Plan are full-time and part-time employees and non-employee directors. Under the 2015 Plan, stock awards vest upon a change in control in certain circumstances.

Equity Grants in 2022

In March 2022, the Company awarded 15,000 shares of common stock to Ms. Pedrazzini.

Equity Grants in 2021

In November 2021, the Company awarded RSUs to the same officers, one third of which vest on each anniversary of issuance until fully vested, in the following amounts: 23,750 to Mr. Hyman, 17,500 to Mr. Arndt.

.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
	Option Awards						Stock Awards
Name (a)	Number of securities underlying unexercised options # Exercisable (b)		Number of securities underlying unexercised options # Unexercisable (c)	Equity incentive plan awards: Number ofsecurities underlying unexercised unearned options # (d)	Option exercise price $ (e)	Option expiration date (f)	Number of shares or units of stock that have not vested # (g)		Market value of shares or units of stock that have not vested $ (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested # (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested $ (j)
Michael B. Hyman	50,000	(1)	—	—	1.25	Apr. 27, 2023	—		—	—	—
	25,000	(2)	—	—	2.09	Apr. 27, 2023	15,833	(4)	3,483	—	—
David M. Arndt	7,536	(3)	—	—	1.80	Jun. 9, 2027	11,667	(4)	2,567	—	—

______________

(1) These options were granted on August 31, 2015 and vest 1/48 per month from the date of grant.

(2) These options were granted on June 28, 2018 and vest 1/48 per month from the date of grant.

(3) These options were granted on May 9, 2017 and vest 1/48 per month from the date of grant.

(4) Includes 15,833 and 11,667 shares of restricted stock units granted to Michael Hyman and David M. Arndt, respectively on November 9, 2021, which vest one-third over the next three years on the anniversary of the grant date.

EMPLOYMENT AGREEMENTS AND COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

On March 31, 2023, Ms. Pedrazzini and Mr. Arndt entered into an Employee Agreements with the Company for 12 months, with compensation of $240,000 and $205,000, respectively. The initial term of the agreements are one year and they will renew automatically for 120 day periods thereafter unless either party provides 90 days notice on non-renewal.

STOCK OWNERSHIP REQUIREMENTS

Each non-employee director must hold the number of shares of Common Stock equal in value to at least the annual cash compensation of such director. Directors have five years within which to satisfy initial stock ownership requirements and thereafter, one year to increase their ownership following any increase in cash compensation to directors. Our non-employee directors are in compliance with the foregoing stock ownership requirements. For information regarding current beneficial ownership of shares by our non-employee directors, see the table “Security Ownership of Management.”

COMPENSATION OF DIRECTORS

For 2022, annual director fees were adjusted to award annual compensation of $36,000. Directors were eligible for RSU grants under the Company’s 2015 Plan. For the year ended 2022, Ms. Pedrazzini served as a full-time executive officer of the Company and as a result received no additional compensation for her services as director.

The following table shows the annual and other compensation of the non-employee directors for services to the Company for 2022.

DIRECTOR COMPENSATION FOR 2022
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Rimmy Malhotra (1)	36,000	—	—	—	—	—	36,000
Daniel J. Roller (1)	36,000	—	—	—	—	—	36,000
Leah S. Bailey (2)	15,000	—	—	—	—	—	15,000

______________

(1) Beginning in July 2022, the Company began accruing director fees for Mr. Malhotra and Mr. Roller. As of December 31, 2022, $18,000 in fees are accrued for each director, respectively.

(2) On May 31, 2022, Leah S. Bailey resigned from the Board of Directors.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) and (c))
Equity compensation plans approved by security holders	149,000	$1.42	1,705,667
Equity compensation plans not approved by security holders	—	—	—
Total	149,000	$1.42	1,705,667

PAY VERSUS PERFORMANCE

In accordance with the SEC’s disclosure requirements pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, provided below is the Company’s Pay Versus Performance disclosures. As required by Item 402(v) for smaller reporting companies, we have included a table that compares the total compensation of our principal executive officer (“PEO”) and average other named executive officers (“Non-PEO NEOs”), as presented in the Summary Executive Compensation Table (“Summary Compensation Table”), to compensation actually paid. The table and disclosure below also compares compensation actually paid to our indexed total shareholder return and U.S. GAAP net income (loss).

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used compensation actually paid as a basis for making compensation decisions, nor does it use U.S. GAAP net income (loss) for purposes of determining incentive compensation. Please refer to our Executive Compensation on page 8 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

The table below shows for 2021 and 2022 the “total” compensation for our PEOs and our other NEOs from the Summary Compensation Table above; the compensation actually paid to those officers calculated using rules required by the SEC; our total shareholder return; and our net income (loss). Compensation actually paid does not represent the value of shares received by the officers during the year, but rather is an amount calculated under Item 402(v) of Regulation S-K.

	Summary Compensation Table Total for PEO ($)		Compensation Actually Paid to PEO ($) (1)(4)		Average Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Loss ($)
Year	Ms. Pedrazzini(2)	Mr. Goldstein (3)	Ms. Pedrazzini	Mr. Goldstein (3)
2022	272,832	—	272,832	—	208,660	167,360	11.96	(8,851,000)
2021	166,154	300,240	166,154	(34,985)	268,165	35,861	86.41	(11,091,000)

______________

(1) The amounts shown for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(2) Ms. Pedrazzini began serving as interim co-President of the Company in April 2021, and was named President in October 2021. Her compensation in these tables is reflected beginning in April 2021 and only includes her time as an employee of the Company.

(3) Mr. Goldstein retired effective as of April 26, 2021. Amounts included in pay versus performance relate only to his services as Chairman of the Board, President, and Chief Executive Officer.

(4) Compensation actually paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718, Compensation – Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table, which reflect the fair market values of equity awards as of each grant date.

	PEO ($)				Average Non-PEO NEOs ($) (5)
	2022		2021		2022	2021
	Ms. Pedrazzini (2)	Mr. Goldstein (3)	Ms. Pedrazzini (2)	Mr. Goldstein (3)
SCT Total Compensation	272,832	—	166,154	300,240	208,660	268,165
Less: Stock Award Values Reported in SCT for the Current Year	(17,700)	—	—	—	—	(14,824)
Add: Year-end fair value of equity awards in covered fiscal year which are outstanding and unvested as of the end of the covered fiscal year	—	—	—	—	—	67,683
Add (less): amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	—	—	—	—	(21,850)	(5,903)
Add: the fair value as of the vesting date for awards that are granted and vest in the same covered fiscal year	17,700	—	—	—	—	—
Add (less): amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year	—	—	—	—	(18,046)	2,713
Less: amount of fair value at the end of the prior fiscal year for awards granted in prior years that forfeited during the covered fiscal year	—	—	—	(335,225)	(1,404)	(281,973)
Compensation Actually Paid	272,832	-	166,154	(34,985)	167,360	35,861

______________

(5) The identity of the non-PEO NEOS for each of 2022, 2021, and 2020 (each a "Covered Year") are as follows:

Year	Non-PEO NEOs
2022	David Arndt and Michael Hyman
2021	David Arndt, Michael Hyman, and Kevin Paprzycki

The following charts show graphically the relationships over the past two years of the CAP Amounts for our PEO and Other NEOs as compared to our (i) cumulative total shareholder return and (ii) net income (loss).

SLGD TSR vs. Compensation Actually Paid

SLG Net Loss vs. Compensation Actually Paid

CERTAIN TRANSACTIONS

The Company has indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving or rejecting related party transactions.

COMPANY ACCOUNTANTS

General

Plante & Moran PLLC (“Plante Moran”) served as the Company’s independent auditors for the fiscal year ended December 31, 2022, and the Audit Committee of the Board intends to continue the engagement of Plante Moran as independent auditors for the fiscal year ending December 31, 2023. A representative of Plante Moran is expected to be present at the Annual Meeting and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

The audit reports of Plante Moran on the Company’s financial statements for the years ended December 31, 2022 and 2021, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent completed fiscal years, there were no disagreements between the Company and its independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the independent auditors would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the two most recent completed fiscal years, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent completed fiscal years, the Company did not consult with Plante Moran, on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Plante Moran did not provide either a written report or oral advise to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Report of Audit Committee

March 23, 2023

To the Board of Scott’s Liquid Gold-Inc.:

We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with Plante Moran, the Company’s independent auditors, the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”). We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the SEC.

The Audit Committee is composed of the directors named below, all of whom are independent directors as defined in applicable rules of the NASDAQ Stock Market listing standards.

The Board has adopted a written charter for the Audit Committee.

Submitted by the members of the Audit Committee of the Board.

Rimmy Malhotra, Chairman

Daniel J. Roller

The preceding information under the caption “Report of Audit Committee” shall be deemed to be “furnished” but not “filed” with the SEC.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by its independent auditor (Plante Moran) for each of the years ended December 31, 2022 and 2021.

Audit and Non-Audit Fees	2022	2021
Audit fees	$225,000	$179,500
Tax fees	36,500	54,445
All other fees	500	1,328
Total	$262,000	$235,273

Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns. All other fees are for permitted advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. All of the audit and non-audit services disclosed in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 30, 2023. Shareholder director nominations and shareholder proposals to be presented at the annual meeting pursuant to our Bylaws must be received no earlier than January 24, 2024 and no later than February 23, 2024. In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Corporate Secretary at the address above no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than April 23, 2024 for the 2024 annual meeting).

Shareholder Proposals

A shareholder proposal will only be considered at an annual meeting of the shareholders if such proposal is properly brought before the meeting pursuant to Section 2.13 of the Company’s Bylaws or if such proposal is properly made in accordance with Rule 14a-8 of the Exchange Act and included in the notice of meeting given by the Board.

To bring a proposal before an annual meeting, a shareholder must (i) be a shareholder of record both at the time of giving notice and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.13 as to such business.

For a proposal to be properly brought by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company; (ii) ensure the notice to the Corporate Secretary is in the proper form and contains the necessary information as required under Section 2.13 of the Bylaws; and (iii) provide any updates or supplements to such notice as required by Section 2.13 of the Bylaws. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the later of (i) 90 days prior to such annual meeting, or (ii) the date that is 10 days after the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

No business may be brought by a shareholder before an annual meeting other than in compliance with Section 2.13 of the Company’s Bylaws.

Shareholder Director Nominations

To nominate a person for election to the Board at a meeting, a shareholder must (i) be a shareholder of record both at the time of giving the notice provided for in Section 2.14 of the Company’s Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.14 as to such nomination.

For a shareholder to make any nomination of a person for election to the Board at an annual meeting, the shareholder must (i) provide Timely Notice (as defined above) in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company; (ii) ensure the notice to the Corporate Secretary is in the proper form and contains the necessary information as required under Section 2.14 of the Bylaws; and (iii) provide any updates or supplements to such notice as required by Section 2.14 of the Bylaws.

The Company may also require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s corporate governance guidelines or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

Any nominee for election to the Board must meet certain qualification criteria. A proposed nominee must (i) be capable of demonstrating to the reasonable satisfaction of the Board or a committee thereof, in its sole discretion, an understanding of basic financial statements, (ii) be over 21 years of age, (iii) have relevant business experience (taking into account the business experience of the other directors) and high moral character, in each case as determined by the Board or a committee thereof, in its sole discretion, and (iv) satisfy such other criteria for service on the Board as may be set forth from time to time by the Company.

The shareholder providing notice of a nomination of a person for election to the Board is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided in such request or demand is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No person may be nominated by a shareholder for election to the Board unless nominated in accordance with Section 2.14 of the Company’s Bylaws.

2022 ANNUAL REPORT ON FORM 10-K

Shareholders who wish to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 in the form filed with the SEC should address a written request to Corporate Secretary, Scott’s Liquid Gold-Inc., 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111. The Company’s annual report to shareholders consists of such Form 10-K and accompanies this Proxy Statement. We make available, free of charge, on our website our Annual Reports on Form 10-K on our website, at www.slginc.com.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, email, or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

INFORMATION ABOUT ATTENDING THE MEETING

The Annual Meeting is open to all shareholders of record as of the close of business on the record date, April 26, 2023. We encourage you to vote your shares by proxy, but you may also vote by attending the Annual Meeting and voting in person. Guests are not permitted to attend the Annual Meeting.

If you plan to attend the Annual Meeting, you must pre-register in advance. To pre-register for the Annual Meeting, you can write to us at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, email us at slgannualmeeting@slginc.com, or call us at (303) 373-4860 no later than June 16, 2023 and provide your name, address, telephone number, and the control number on your proxy card.

OTHER BUSINESS

Except as discussed in this Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if a person named as a Company nominee for election as a Director should decline or be unable to serve, the persons named as proxy holders are authorized to vote the shares according to their discretion. If the Chair of the Annual Meeting determines that any matter is not properly brought before the Annual Meeting, the Chair will announce this at the Annual Meeting and the matter will not be considered.

YOUR VOTE IS IMPORTANT

Your vote is important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting by Internet or telephone by following the instructions provided on the enclosed proxy card.

SCOTT'S LIQUID GOLD-INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17251-P93687 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCOTT'S LIQUID GOLD-INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rimmy Malhotra
02) Tisha Pedrazzini
03) Daniel J. Roller

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approve, on an advisory basis, named executive officer compensation	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V17252-P93687

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 22, 2023
This proxy is solicited by the Board of Directors

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

By signing the proxy, you revoke all prior proxies and appoint David M. Arndt and Caitlin Edwards, and each of them acting in the absence of the other, with full power of substitution, as your proxies to vote all the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.

If no choice is specified, the proxy will vote "FOR" the election of directors and "FOR" the executive compensation. The proxy may vote in his/her discretion on such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side